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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 26, 2002



                            LYONDELL CHEMICAL COMPANY
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-10145                                        95-4160558
(Commission File Number)                    (I.R.S. Employer Identification No.)



1221 McKinney Street, Suite 700, Houston, Texas            77010
   (Address of principal executive offices)              (Zip Code)


                                 (713) 652-7200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





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Item 5. Other Events.

On November 26, 2002, Lyondell Chemical Company (the "Company") announced that it is selling $337 million of 9-1/2% senior secured notes due in 2008. The notes are priced at 97.75% to yield approximately 10%. The terms of the notes will be the same as the terms of the Company's currently outstanding 9-1/2% notes due 2008, except for the amount of the first interest payment due December 15, 2002. The net proceeds will be used to prepay a portion of the approximately $418 million of outstanding term loans under the Company's credit facility. The offering is expected to close December 4, 2002.

The senior secured notes will be offered only to qualified institutional buyers and other eligible purchasers in a Rule 144A private placement offering. The notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits.

            99.1     Press release dated November 26, 2002.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LYONDELL CHEMICAL COMPANY



                                        By:  /s/ Kerry A. Galvin
                                            -------------------------------
                                        Name:    Kerry A. Galvin
                                        Title:   Senior Vice President, General
                                                 Counsel & Secretary

Date:  November 26, 2002


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                                INDEX TO EXHIBITS

Exhibit
Number      Description
-------     -----------
99.1        Press release dated November 26, 2002.